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                 AMENDMENT TO THE LICENSE AGREEMENT, EFFECTIVE
                               DECEMBER 20, 1994
                     BY AND BETWEEN CYTOGEN CORPORATION AND
                    THE DUPONT MERCK PHARMACEUTICAL COMPANY


Cytogen Corporation ("Cytogen") and The DuPont Merck Pharmaceutical Company ("DP/Merck") wish to adopt this amendment (the "Amendment") made this 29th day of March, 1996 to their License Agreement dated December 20, 1994 (the "License Agreement") to, among other things (i) expand the territory covered by the terms of the License, and (ii) license to DP/Merck the right to use the trademark "Quadramet".

NOW, THEREFORE, Cytogen and DP/Merck, in consideration of the mutual covenants and promises contained herein, agree as follows:

I.        The original Recitals of the License Agreement are modified as
- --        --------------------------------------------------------------
          follows:
          --------

2 & 4 Replace the words "United States" with the word "Territory" in all places where it appears.

II.       The terms of the existing Articles of the License Agreement are
- ---       ---------------------------------------------------------------
          modified as follows:
          --------------------

Article 1
- ---------
1.4 & 1.9 Schedule A attached hereto and made a part hereof supersedes and replaces Schedule A to the License Agreement in its entirety.

Article 4
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4.1       Replace the words "United States" with the word "Territory".  Any reference to Cytogen's duty to obtain NDA approval for the Product is hereby amended to include as well all regulatory approvals necessary for marketing and sale of the Product in Canada and in the countries of Latin America. The following sentences are hereby added to the end of Section 4.1:

          "DP/Merck or its sublicensee shall begin commercial sale of the Product for the Field (i) in Canada within ninety (90) days after receipt of approval from the Canadian authorities, and (ii) in each of the first three (3) countries in Latin America in which the product is approved, within ninety (90) days after receipt of such approval from their respective authorities. If no approval is required in a given Latin American country, then DP/Merck shall begin commercial sale of the Product in such country within
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          twelve (12) months from Cytogen's receipt of NDA approval from the
          FDA.

4.5(c)    Replace the words "United States" with the word "Territory."

Article 5
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5.        After "requirements of the FDA and applicable" replace "federal and state law" with "law, including international, regional, national, federal, state, provincial, municipal and any other local law"

Article 6
- ---------

6.1(a)    Replace the words "United States" with the word "Territory".

6.1(c)    Replace the words "United States" with the word "Territory".

6.1(d)    Replace the words "United States" with the word "Territory".

Article 7
- ---------

7.1(c)    Replace the words "United States" with the word "Territory".

7.2(b)    Replace the words "United States" with the word "Territory".

7.2(c)    Replace the words "United States" with the word "Territory".

Article 11
- ----------

11.1(d) Replace both instances of the words "United States" with the word "Territory".

11.1(e)   Replace the words "United States" with the word "Territory".

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III       The following terms are hereby added to the License Agreement:
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Article 1
- ---------

1.22      "Territory" shall mean the United States, Canada and Latin America.

1.23 "Canada" shall mean Canada comprising its provinces of Alberta, British Columbia, Manitoba, New Brunswick, Nova Scotia, Ontario, Prince Edward Island, Quebec, Saskatchewan and Newfoundland, the Northwest Territories and the Yukon Territory.

1.24 "Latin America" shall mean Central America, South America and the West Indies as follows:

          "Central America" shall mean Belize, Costa Rica, El Salvador, Guatemala, Honduras, Mexico, Nicaragua and Panama;

          "South America" shall mean Argentina, Bolivia, Brazil, Chile, Columbia, Ecuador, Guyana, Paraguay, Peru, Surinam, Uruguay and Venezuela; and "West Indies" shall mean Anguilla, Antigua, Aruba, Bahamas, Barbados, Bermuda, Cayman Islands, Dominica, Dominican Republic, Grenada, Guadeloupe, Haiti, Jamaica (including Turks and Caicos), Martinique, Netherlands Antilles, St. Christopher & Nevis, St. Lucia, St. Vincent and the Grenadines, Trinidad & Tobago and British Virgin Islands. If the embargo by the United States against Cuba is lifted during the term of the License Agreement, then Cuba shall be included in the Territory.

Article 2
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2.4       [ Information omitted and filed separately with the Commission under
          Rule 24b-2.

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Article 6
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6.2       License of Trademark
          --------------------

          (a) Cytogen grants DP/Merck an exclusive license, with right to sublicense, to use the trademark "Quadramet" (the "Mark") in connection with the manufacture, use and sale of the Licensed Product in the Territory. DP/Merck agrees that all use of the Mark shall inure to the exclusive benefit of Cytogen for trademark purposes, and DP/Merck agrees not to challenge Cytogen's ownership of the Mark or the validity of the Mark or this license.

          (b) Cytogen shall have the right to monitor and inspect the quality of the Mark appearing on the Licensed Product on reasonable notice. At Cytogen's request, DP/Merck shall submit for Cytogen's inspection representative samples of all advertising, promotional and marketing materials bearing the Mark used in connection with the Licensed Product. DP/Merck acknowledges that the purpose of the inspections conducted by Cytogen is to maintain the reputation, image and goodwill of the Mark.

          (c) Each party shall indemnify, defend and hold the other party harmless against any and all claims, losses, liabilities, damages, and expenses (including attorney's fees and expenses) arising from or relating to the indemnifying party's use of the Mark in marketing, distributing, selling or promoting the Licensed Product. DP/Merck shall take no action that would prejudice or interfere with the validity of or Cytogen's ownership of the Mark, and DP/Merck shall not enter into any agreement with any third party that in any way alters, diminishes or restricts the rights of Cytogen in the Mark or places any restrictions or conditions upon the use or appearance of any Mark without the prior written permission of Cytogen. DP/Merck shall not prosecute any application for the registration of any trademark, service mark or trade name containing any form or variation of any Mark without the permission of Cytogen.

          (d) DP/Merck shall reasonably cooperate with Cytogen, at Cytogen's expense, in maintaining and defending the

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          validity and ownership of the Mark and any registrations of the Mark, and in protecting the Mark against infringement. Each party shall promptly notify the other party of (i) any unauthorized use or infringement by any third party of any Marks or (ii) any assertion by any third party that use of any Mark constitutes trademark, service mark, trade dress or trade name infringement, unfair competition or any other tortious act of which it becomes aware. Cytogen may in its sole discretion choose to initiate or defend any legal action with regard to any Mark. If Cytogen fails to initiate or defend any such legal action with regard to the Mark within three months of receiving notice as contemplated hereunder, then DuPont Merck will be free to initiate or defend such legal action if DuPont Merck, in its sole discretion, chooses to do so. In the event a party initiates prosection or defense of an action then the other party shall reasonably cooperate in the prosecution or defense of the action.

          (e) Cytogen makes no representations or warranties concerning the Mark. Neither party may assign any of its rights and obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the other party.

All other terms of the License remain as stated therein.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment in duplicate by their appropriate authorized representatives as of the date first above written.

                         THE DUPONT MERCK
                         PHARMACEUTICAL COMPANY



                         By:/s/ Kenneth G. Kasses
                            -------------------------------------
                              Title:  President,
                                      Radiopharmaceutical Div.

                         CYTOGEN CORPORATION


                         By:/s/ Richard J. Walsh
                            -------------------------------------
                              Title:  Richard J. Walsh
                                      Vice Pres., Corp. Dev.
                                      Cytogen Corporation

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                               LIST OF SCHEDULES
                               -----------------


REVISED SCHEDULE A - PATENTS AND PATENT APPLICATIONS

                                      -6-